Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated September 13, 2016, with respect to the financial statements, which appears in Magellan Petroleum Corporation’s Annual Report on Form 10-K for the year ended June 30, 2016. We also consent to the reference to us under the heading “Experts” in the proxy statement/prospectus included in this
Registration Statement.

/s/EKS&H LLLP

November 8, 2016
Denver, Colorado